Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260976
Registration No. 333-264085

Prospectus Supplement No. 1

(to Prospectus dated April 5, 2023)

Prospectus Supplement No. 1

(to Prospectus dated April 5, 2023)

WeWork Inc.

760,765,488 Shares of Class A Common Stock

7,773,333 Warrants to Purchase Class A Common Stock

This prospectus supplement is a supplement to the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1 (File No. 333-260976) (as supplemented to date, the “First Prospectus”), and the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1 (File No. 333-264085) (as supplemented to date, the “Second Prospectus” and, together with the First Prospectus, the “Prospectuses”). This prospectus supplement is not a new registration of securities but is being filed solely to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectuses and is not complete without, and may not be delivered or utilized except in combination with, the Prospectuses, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectuses and if there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement. The First Prospectus, together with this prospectus supplement, relate to (1) the issuance by us of up to 117,438,299 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), including the shares that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, consisting of the public warrants and the private placement warrants (each as defined in the First Prospectus); and (2) the offer and sale, from time to time, by the selling securityholders identified in the First Prospectus or their permitted transferees, of up to 642,774,807 shares of Class A Common Stock (including shares underlying warrants). The Second Prospectus, together with this prospectus supplement, relate to the offer and sale, from time to time, by the selling securityholders identified in the Second Prospectus or their permitted transferees, of up to 552,382 shares of Class A Common Stock (including shares underlying warrants) and up to 7,773,333 private placement warrants.

Our Class A Common Stock and warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “WE” and “WE WS,” respectively. On April 6, 2023, the closing price of our Class A common stock was $0.65 per share, and on April 5, 2023 the closing price of our warrants was $0.10 per share.

Investing in our securities involves risks. See “Risk Factors” in the Prospectuses and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if the Prospectuses or this prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is

April 6, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, 10th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2023, WeWork Companies LLC, a Delaware limited liability company (the “Issuer”) and wholly-owned subsidiary of WeWork Inc., a Delaware corporation (the “Company”), WW Co-Obligor Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (the “Co-Obligor” and, together with the Issuer, the “Issuers”), the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into a supplemental indenture (the “Second Supplemental Indenture”) to the Base Indenture (as defined below) pursuant to which the Issuers issued $50 million in aggregate principal amount of Senior Secured Notes due 2025 (the “Additional Secured Notes”).

The Additional Secured Notes were sold to SoftBank Vision Fund II-2 L.P., a limited partnership established in Jersey (“SVF II”) and affiliate of SoftBank Group Corp., a Japanese joint-stock company, pursuant to that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (as amended, waived or otherwise modified from time to time, the “Secured NPA”), by and among the Issuers and SVF II. The Issuers intend to use the proceeds from the issuance and sale of the Additional Secured Notes for general corporate purposes.

The Additional Secured Notes were issued as “Additional Notes” as defined in and pursuant to that certain Senior Secured Notes Indenture, dated as of January 3, 2023 (the “Base Indenture” and the Base Indenture as supplemented or otherwise modified to date, including by the Second Supplemental Indenture, the “Indenture”), by and among the Issuers, the guarantors party thereto, the Trustee and U.S. Bank Trust Company, National Association, as collateral agent. The Additional Secured Notes form part of the same series and have the same terms as the Issuers’ outstanding Senior Secured Notes due 2025, which were issued on January 3, 2023 under the Base Indenture in an aggregate principal amount of $250 million. Following the issuance of the Additional Secured Notes, $300 million in aggregate principal amount of Senior Secured Notes due 2025 are outstanding under the Indenture. As previously disclosed, in connection with the consummation of the transactions contemplated by that certain Transaction Support Agreement, dated as of March 17, 2023, by and among the Issuers, the Company, SVF II and certain affiliates thereof and the other parties thereto, the Company intends to rollover $300 million in aggregate principal amount of Senior Secured Notes due 2025 held by SVF II into either, at the Company’s option, (i) up to $300 million in aggregate principal amount of newly issued first lien notes or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300 million in aggregate principal amount of newly issued first lien notes pursuant to a new note purchase agreement, subject to the repayment in full of all of the outstanding Senior Secured Notes due 2025 sold pursuant to the Secured NPA.

The Additional Secured Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance on the exemption provided in Section 4(a)(2) of the Securities Act.

The foregoing summary of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of April 5, 2023, by and among WeWork Companies LLC, WW Co-Obligor Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Andre Fernandez
Date: April 6, 2023	Name:	Andre Fernandez
	Title:	Chief Financial Officer

3

Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of April 5, 2023, among WeWork Companies LLC, a Delaware limited liability company (the “Company”), WW Co-Obligor Inc., a Delaware corporation (the “Co-Obligor” and, together with the Company, the “Issuers”), the Guarantors listed on the signature pages hereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company, the Co-Obligor and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee a Senior Secured Notes Indenture (the “Base Indenture”), dated as of January 3, 2023, as supplemented by the First Supplemental Indenture, dated as of January 3, 2023 (the “First Supplemental Indenture” and, collectively with the Base Indenture and this Second Supplemental Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of Senior Secured Notes due 2025;

WHEREAS, pursuant to and on the date of the Base Indenture, the Company issued $250,000,000 aggregate principal amount of its Senior Secured Notes due 2025 (the “Initial Notes”);

WHEREAS, Sections 2.01 and 4.09 of the Base Indenture provide that the Company may, from time to time and in accordance therewith, issue Additional Notes under the Base Indenture;

WHEREAS, the Company wishes to issue, pursuant to the Indenture, an additional $50,000,000 aggregate principal amount of its Senior Secured Notes due 2025 as Additional Notes (the “New Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, Section 9.01(a)(11) of the Base Indenture provides that, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture to facilitate the issuance of Additional Notes and therefore the Trustee is authorized to execute and deliver this Second Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Second Supplemental Indenture have been done and performed, and the execution and delivery hereof by the parties hereto has been authorized in all respects.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

NEW NOTES

Section 2.1 Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Second Supplemental Indenture on April 5, 2023 is $50,000,000.

Section 2.2 Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:

(a)

be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date and the first date from which interest will accrue) as the Initial Notes;

(b)	(i) be issued on April 5, 2023, (ii) be deemed to have accrued interest from April 5, 2023 and (iii) have a first interest payment date of August 15, 2023; and

(c)	be issuable in whole in the form of one Definitive Note in the form, including the appropriate transfer restriction legends, provided in Exhibit A to the Base Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1 Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.2 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.3 Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.4 Headings. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.5 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and Guarantors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WEWORK COMPANIES LLC

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer & Treasurer

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer & Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to Second Supplemental Indenture]

1 BEACON STREET TENANT LLC

1 BELVEDERE DRIVE TENANT LLC

1 GLENWOOD AVE TENANT LLC 1 LINCOLN STREET TENANT LLC

1 MILK STREET TENANT LLC

1 POST STREET TENANT LLC

1 SOUTH DEARBORN STREET TENANT LLC

1 UNION SQUARE WEST HQ LLC

10 EAST 38TH STREET TENANT LLC

10 EAST 40TH STREET HQ LLC

100 BAYVIEW CIRCLE TENANT LLC

100 BROADWAY TENANT LLC

100 S STATE STREET TENANT LLC

100 SUMMER STREET TENANT LLC

10000 WASHINGTON BOULEVARD TENANT LLC

1001 WOODWARD AVE TENANT LLC

1003 EAST 4TH PLACE TENANT LLC

101 EAST WASHINGTON STREET TENANT LLC

101 MARIETTA STREET NORTHWEST TENANT LLC

101 NORTH 1ST AVENUE TENANT LLC

10250 CONSTELLATION TENANT LLC

1031 SOUTH BROADWAY TENANT LLC

10585 SANTA MONICA BOULEVARD TENANT LLC

10845 GRIFFITH PEAK DRIVE TENANT LLC

10885 NE 4TH STREET TENANT LLC

109 S 5TH STREET TENANT LLC

10900 STONELAKE BOULEVARD TENANT LLC

1099 STEWART STREET TENANT LLC

11 PARK PL TENANT LLC

110 110TH AVENUE NORTHEAST TENANT LLC

110 CORCORAN STREET TENANT LLC

110 WALL MANAGER LLC

1100 15TH STREET NW TENANT LLC

1100 LUDLOW STREET TENANT LLC

1100 MAIN STREET TENANT LLC

1111 BROADWAY TENANT LLC

1111 WEST 6TH STREET TENANT LLC

1114 W FULTON MARKET Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

1115 BROADWAY Q LLC

1115 HOWELL MILL ROAD TENANT LLC

1115 W FULTON MARKET Q LLC

115 BROADWAY TENANT LLC

115 EAST 23RD STREET TENANT LLC

1150 SOUTH OLIVE STREET TENANT LLC

1155 PERIMETER CENTER WEST TENANT LLC

1155 WEST FULTON STREET TENANT LLC

1156 6TH AVENUE TENANT LLC

117 NE 1ST AVE TENANT LLC

1175 PEACHTREE TENANT LLC

11801 DOMAIN BLVD TENANT LLC

12 EAST 49TH STREET TENANT LLC

12 SOUTH 1ST STREET TENANT LLC

120 WEST TRINITY PLACE TENANT LLC

1200 17TH STREET TENANT LLC

1200 FRANKLIN AVENUE TENANT LLC

1201 3RD AVENUE TENANT LLC

1201 WILLS STREET TENANT LLC

1201 WILSON BLVD TENANT LLC

12130 MILLENNIUM DRIVE TENANT LLC

1240 ROSECRANS TENANT LLC

125 S CLARK STREET TENANT LLC

125 WEST 25TH STREET TENANT LLC

12655 JEFFERSON BLVD TENANT LLC

128 SOUTH TRYON STREET TENANT LLC

130 5TH AVENUE TENANT LLC

130 MADISON AVENUE TENANT LLC

130 W 42ND STREET TENANT LLC

1305 2ND STREET Q LLC

1330 LAGOON AVENUE TENANT LLC

1333 NEW HAMPSHIRE AVENUE NORTHWEST TENANT LLC

135 E 57TH STREET TENANT LLC

135 MADISON AVE TENANT LLC

1372 PEACHTREE STREET NE TENANT LLC

1389 PEACHTREE STREET NORTHWEST TENANT LLC

1400 LAVACA STREET TENANT LLC

1410 BROADWAY TENANT LLC

1411 4TH AVENUE TENANT LLC

142 W 57TH STREET TENANT LLC

1430 WALNUT STREET TENANT LLC

1440 BROADWAY TENANT LLC

1448 NW MARKET STREET TENANT LLC

1449 WOODWARD AVENUE TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

145 W 45TH STREET TENANT LLC

1450 BROADWAY TENANT LLC

1453 3RD STREET PROMENADE Q LLC

1455 MARKET STREET TENANT LLC

1460 BROADWAY TENANT LLC

148 LAFAYETTE STREET TENANT LLC

149 5TH AVENUE TENANT LLC

149 MADISON AVENUE TENANT LLC

15 WEST 27TH STREET TENANT LLC

150 4TH AVE N TENANT LLC

152 3RD STREET TENANT LLC

1525 11TH AVE TENANT LLC

1535 BROADWAY TENANT LLC

154 W 14TH STREET TENANT LLC

1547 9TH STREET HQ LLC

1557 WEST INNOVATION WAY TENANT LLC

1560 BROADWAY TENANT LLC

16 EAST 34TH STREET TENANT LLC

160 VARICK STREET TENANT LLC

160 W SANTA CLARA ST TENANT LLC

1600 7TH AVENUE TENANT LLC

1601 ELM STREET TENANT LLC

1601 MARKET STREET TENANT LLC

1601 VINE STREET TENANT LLC

161 AVENUE OF THE AMERICAS TENANT LLC

1615 PLATTE STREET TENANT LLC

1619 BROADWAY TENANT LLC

166 GEARY STREET HQ LLC

1660 LINCOLN STREET TENANT LLC

167 N GREEN STREET TENANT LLC

1700 LINCOLN STREET TENANT LLC

1725 HUGHES LANDING BOULEVARD TENANT LLC

1730 MINOR AVENUE TENANT LLC

17300 LAGUNA CANYON ROAD TENANT LLC

177 E COLORADO BLVD TENANT LLC

1775 TYSONS BOULEVARD TENANT LLC

18 WEST 18TH STREET TENANT LLC

180 GEARY STREET HQ LLC

180 SANSOME STREET TENANT LLC

1814 FRANKLIN ST Q LLC

18191 VON KARMAN AVENUE TENANT LLC

1825 SOUTH GRANT STREET TENANT LLC

1828 WALNUT ST TENANT LLC

183 MADISON AVENUE Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

1840 GATEWAY DR TENANT LLC

185 MADISON AVENUE TENANT LLC

18691 JAMBOREE ROAD TENANT LLC

1875 K STREET NW TENANT LLC

1881 BROADWAY HQ LLC

1900 MARKET STREET TENANT LLC

1900 POWELL STREET TENANT LLC

1910 NORTH OLA AVENUE TENANT LLC

1920 MCKINNEY AVE TENANT LLC

195 MONTAGUE STREET TENANT LLC

199 WATER STREET TENANT LLC

2 BELVEDERE DRIVE TENANT LLC

2 EMBARCADERO CENTER TENANT LLC

2 NORTH LASALLE STREET TENANT LLC

20 W KINZIE TENANT LLC

200 BERKELEY STREET TENANT LLC

200 MASSACHUSETTS AVE NW TENANT LLC

200 PORTLAND TENANT LLC

200 SOUTH BISCAYNE BLVD TENANT LLC

200 SOUTH ORANGE AVENUE TENANT LLC 200 SPECTRUM CENTER DRIVE TENANT LLC

201 SPEAR ST TENANT LLC

2031 3RD AVE TENANT LLC

205 HUDSON STREET TENANT LLC

205 NORTH DETROIT STREET TENANT LLC

21 PENN PLAZA TENANT LLC

210 N GREEN PARTNERS LLC

210 N GREEN PROMOTER LLC

2120 BERKELEY WAY TENANT LLC

21255 BURBANK BOULEVARD TENANT LLC

214 WEST 29TH STREET TENANT LLC

22 CORTLANDT STREET HQ LLC

2201 BROADWAY TENANT LLC

221 6TH STREET TENANT LLC

2211 MICHELSON DRIVE TENANT LLC

222 KEARNY STREET TENANT LLC

222 NORTH SEPULVEDA TENANT LLC

222 S RIVERSIDE PLAZA TENANT LLC

2221 PARK PLACE TENANT LLC

2222 PONCE DE LEON BLVD TENANT LLC

225 SOUTH 6TH ST TENANT LLC

225 W 39TH STREET TENANT LLC

229 WEST 36TH STREET TENANT LLC

231 11TH AVE TENANT LLC

2323 DELGANY STREET TENANT LLC

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

24 FARNSWORTH STREET Q LLC

2-4 HERALD SQUARE TENANT LLC

2401 ELLIOTT AVENUE TENANT LLC

2420 17TH STREET TENANT LLC

2425 EAST CAMELBACK ROAD TENANT LLC

245 LIVINGSTON ST Q LLC

25 WEST 45TH STREET HQ LLC

250 E 200 S TENANT LLC

250 PARK AVENUE TENANT LLC

255 GIRALDA AVENUE TENANT LLC

255 GREENWICH STREET TENANT LLC

255 S KING ST TENANT LLC

2600 EXECUTIVE PARKWAY TENANT LLC

2700 POST OAK BLVD. TENANT LLC

27-01 QUEENS PLAZA NORTH TENANT LLC

2755 CANYON BLVD WW TENANT LLC

28 2ND STREET TENANT LLC

28 WEST 44TH STREET HQ LLC

29 WEST 30TH STREET TENANT LLC

30 HUDSON STREET TENANT LLC

30 WALL STREET TENANT LLC

300 MORRIS STREET TENANT LLC

300 PARK AVENUE TENANT LLC

3000 OLYM BOULEVARD TENANT LLC

3000 S ROBERTSON BLVD Q LLC

3001 BISHOP DRIVE TENANT LLC

3090 OLIVE STREET TENANT LLC

31 ST JAMES AVE TENANT LLC

3101 PARK BOULEVARD TENANT LLC

311 W 43RD STREET TENANT LLC

3120 139TH AVENUE SOUTHEAST TENANT LLC

315 EAST HOUSTON TENANT LLC

315 W 36TH STREET TENANT LLC

316 WEST 12TH STREET TENANT LLC

3200 PARK CENTER DRIVE TENANT LLC

3219 KNOX STREET TENANT LLC

3280 PEACHTREE ROAD NE TENANT LLC

33 ARCH STREET TENANT LLC

33 EAST 33RD STREET TENANT LLC

33 IRVING TENANT LLC

330 NORTH WABASH TENANT LLC

3300 N. INTERSTATE 35 TENANT LLC

332 S MICHIGAN TENANT LLC

333 WEST SAN CARLOS TENANT LLC

3365 PIEDMONT ROAD TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

340 BRYANT STREET HQ LLC

345 4TH STREET TENANT LLC

345 WEST 100 SOUTH TENANT LLC

35 EAST 21ST STREET HQ LLC

353 SACRAMENTO STREET TENANT LLC

35-37 36TH STREET TENANT LLC

360 NW 27TH STREET TENANT LLC

3600 BRIGHTON BOULEVARD TENANT LLC

38 WEST 21ST STREET TENANT LLC

385 5TH AVENUE Q LLC

3900 W ALAMEDA AVE TENANT LLC

391 SAN ANTONIO ROAD TENANT LLC

40 WATER STREET TENANT LLC

400 CALIFORNIA STREET TENANT LLC

400 CAPITOL MALL TENANT LLC

400 CONCAR DRIVE TENANT LLC

400 LINCOLN SQUARE TENANT LLC

400 SPECTRUM CENTER DRIVE TENANT LLC

4005 MIRANDA AVE TENANT LLC

401 SAN ANTONIO ROAD TENANT LLC

404 FIFTH AVENUE TENANT LLC

4041 MACARTHUR BOULEVARD TENANT LLC

405 MATEO STREET TENANT LLC

408 BROADWAY TENANT LLC

410 NORTH SCOTTSDALE ROAD TENANT LLC

414 WEST 14TH STREET HQ LLC

415 MISSION STREET TENANT LLC

419 PARK AVENUE SOUTH TENANT LLC

420 5TH AVENUE Q LLC

420 COMMERCE STREET TENANT LLC

424-438 FIFTH AVENUE TENANT LLC

428 BROADWAY TENANT LLC

429 LENOX AVE TENANT LLC

430 PARK AVENUE TENANT LLC

4311 11TH AVENUE NORTHEAST TENANT LLC

433 HAMILTON AVENUE TENANT LLC

437 5TH AVENUE Q LLC

437 MADISON AVENUE TENANT LLC

44 EAST 30TH STREET HQ LLC

44 MONTGOMERY STREET TENANT LLC

44 WALL STREET HQ LLC

448 NORTH LASALLE STREET TENANT LLC

45 WEST 18TH STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

450 LEXINGTON TENANT LLC

460 PARK AVE SOUTH TENANT LLC

460 WEST 50 NORTH TENANT LLC

475 SANSOME ST TENANT LLC

483 BROADWAY TENANT LLC

49 WEST 27TH STREET HQ LLC

490 BROADWAY TENANT LLC

50 W 28TH STREET TENANT LLC

500 11TH AVE NORTH TENANT LLC

500 7TH AVENUE TENANT LLC

501 BOYLSTON STREET TENANT LLC

501 EAST KENNEDY BOULEVARD TENANT LLC

501 EAST LAS OLAS BLVD TENANT LLC

501 EASTLAKE TENANT LLC

5049 EDWARDS RANCH TENANT LLC

505 MAIN STREET TENANT LLC

505 PARK AVENUE Q LLC

50-60 FRANCISCO STREET TENANT LLC

511 W 25TH STREET TENANT LLC

515 FOLSOM STREET TENANT LLC

515 N STATE STREET TENANT LLC

5161 LANKERSHIM BOULEVARD TENANT LLC

5215 NORTH O’CONNOR BOULEVARD TENANT LLC

524 BROADWAY TENANT LLC

525 BROADWAY TENANT LLC

53 BEACH STREET TENANT LLC

540 BROADWAY Q LLC

545 BOYLSTON STREET Q LLC

546 5TH AVENUE TENANT LLC

550 7TH AVENUE HQ LLC

550 KEARNY STREET HQ LLC

57 E 11TH STREET TENANT LLC

575 5TH AVENUE TENANT LLC

575 LEXINGTON AVENUE TENANT LLC

5750 WILSHIRE BOULEVARD TENANT LLC

5960 BERKSHIRE LANE TENANT LLC

599 BROADWAY TENANT LLC

6 EAST 32ND STREET WW Q LLC

600 B STREET TENANT LLC

600 CALIFORNIA STREET TENANT LLC

600 H APOLLO TENANT LLC

6001 CASS AVENUE TENANT LLC

601 SOUTH FIGUEROA STREET TENANT LLC

606 BROADWAY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

609 5TH AVENUE TENANT LLC

609 GREENWICH STREET TENANT LLC

609 MAIN STREET TENANT LLC

611 NORTH BRAND BOULEVARD TENANT LLC

615 S. TENANT LLC

625 MASSACHUSETTS TENANT LLC

625 WEST ADAMS STREET TENANT LLC

63 MADISON AVENUE TENANT LLC

65 EAST STATE STREET TENANT LLC

650 CALIFORNIA STREET TENANT LLC

6543 SOUTH LAS VEGAS BOULEVARD TENANT LLC

655 MONTGOMERY ST TENANT LLC

655 NEW YORK AVENUE NORTHWEST TENANT LLC

660 J STREET TENANT LLC

660 NORTH CAPITOL ST NW TENANT LLC

6655 TOWN SQUARE TENANT LLC

67 IRVING PLACE TENANT LLC

6900 NORTH DALLAS PARKWAY TENANT LLC

695 TOWN CENTER DRIVE TENANT LLC

7 WEST 18TH STREET TENANT LLC

700 K STREET NW TENANT LLC

700 SW 5TH TENANT LLC

708 MAIN ST TENANT LLC

71 5TH AVENUE TENANT LLC

71 STEVENSON STREET Q LLC

711 ATLANTIC AVENUE TENANT LLC

725 PONCE DE LEON AVE NE TENANT LLC

7272 WISCONSIN AVENUE TENANT LLC

729 WASHINGTON AVE TENANT LLC

7300 DALLAS PARKWAY TENANT LLC

731 SANSOME STREET TENANT LLC

75 ARLINGTON STREET TENANT LLC

75 E SANTA CLARA STREET TENANT LLC

75 ROCK PLZ TENANT LLC

750 LEXINGTON AVENUE TENANT LLC

750 WHITE PLAINS ROAD TENANT LLC

755 SANSOME STREET TENANT LLC

756 W PEACHTREE TENANT LLC

77 SANDS TENANT LLC

77 SANDS WW CORPORATE TENANT LLC

77 SLEEPER STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

7761 GREENHOUSE RD TENANT LLC

777 6TH STREET NW TENANT LLC

78 SW 7TH STREET TENANT LLC

8 W 40TH STREET TENANT LLC

800 BELLEVUE WAY TENANT LLC

800 MARKET STREET TENANT LLC

800 NORTH HIGH STREET TENANT LLC

801 B. SPRINGS ROAD TENANT LLC

808 WILSHIRE BOULEVARD TENANT LLC

820 18TH AVE SOUTH TENANT LLC

821 17TH STREET TENANT LLC

83 MAIDEN LANE Q LLC

830 BRICKELL PLAZA TENANT LLC

830 NE HOLLADAY STREET TENANT LLC

8305 SUNSET BOULEVARD HQ LLC

8687 MELROSE AVENUE TENANT LLC

8687 MELROSE GREEN TENANT LLC

88 U PLACE TENANT LLC

880 3RD AVE TENANT LLC

881 PEACHTREE STREET NORTHEAST TENANT LLC

8910 UNIVERSITY CENTER LANE TENANT LLC

90 SOUTH 400 WEST TENANT LLC

901 NORTH GLEBE ROAD TENANT LLC

901 WOODLAND ST TENANT LLC

902 BROADWAY TENANT LLC

920 5TH AVE TENANT LLC

920 SW 6TH AVENUE TENANT LLC

9200 TIMPANOGOS HIGHWAY TENANT LLC

925 4TH AVENUE TENANT LLC

925 N LA BREA AVE TENANT LLC

9777 WILSHIRE BOULEVARD Q LLC

980 6TH AVENUE TENANT LLC

9830 WILSHIRE BOULEVARD TENANT LLC

99 CHAUNCY STREET Q LLC

99 HIGH STREET TENANT LLC

BIRD INVESTCO LLC

CITIES BY WE LLC

COMMON DESK DAYMAKER LLC

COMMON DESK HOLDINGS LLC

EUCLID LLC

FIELDLENS LLC

FIVE HUNDRED FIFTH AVENUE HQ LLC

INSURANCE SERVICES BY WEWORK LLC

LEGACY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

MAILROOM BAR AT 110 WALL LLC
ONE GOTHAM CENTER TENANT LLC
ONE METROPOLITAN SQUARE TENANT LLC
PARKMERCED PARTNER LLC
PLAY BY WEWORK LLC
POWERED BY WE LLC
PROJECT CAESAR LLC
PROJECT STANDBY I LLC
PROLIFIC INTERACTIVE LLC
PXWE FACILITY & ASSET MANAGEMENT SERVICES LLC
SOUTH TRYON STREET TENANT LLC
SPACIOUS TECHNOLOGIES, LLC
THE HUB TENANT LLC
WALTZ MERGER SUB LLC
WE RISE SHELL LLC
WE WORK 154 GRAND LLC
WE WORK 349 5TH AVE LLC
WE WORK MANAGEMENT LLC
WE WORK RETAIL LLC
WEINSURE HOLDCO LLC
WELKIO LLC
WEWORK 156 2ND LLC
WEWORK 175 VARICK LLC
WEWORK 25 TAYLOR LLC
WEWORK 261 MADISON LLC
WEWORK 54 WEST 40TH LLC
WEWORK ASSET MANAGEMENT LLC
WEWORK COMMONS LLC
WEWORK COMPANIES PARTNER LLC
WEWORK CONSTRUCTION LLC
WEWORK HOLDINGS LLC
WEWORK INTERCO LLC
WEWORK LA LLC
WEWORK LABS ENTITY LLC
WEWORK LITTLE WEST 12TH LLC
WEWORK MAGAZINE LLC
WEWORK REAL ESTATE LLC
WEWORK SERVICES LLC
WEWORK SPACE SERVICES LLC
WEWORK WELLNESS LLC
WILDGOOSE I LLC
WW 1010 HANCOCK LLC
WW 107 SPRING STREET LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

WW 11 JOHN LLC
WW 110 WALL LLC
WW 111 WEST ILLINOIS LLC
WW 115 W 18TH STREET LLC
WW 1161 MISSION LLC
WW 120 E 23RD STREET LLC
WW 1328 FLORIDA AVENUE LLC
WW 1550 WEWATTA STREET LLC
WW 1601 FIFTH AVENUE LLC
WW 1875 CONNECTICUT LLC
WW 2015 SHATTUCK LLC
WW 205 E 42ND STREET LLC
WW 210 N GREEN LLC
WW 220 NW EIGHTH AVENUE LLC
WW 222 BROADWAY LLC
WW 2221 SOUTH CLARK LLC
WW 240 BEDFORD LLC
WW 25 BROADWAY LLC
WW 312 ARIZONA LLC
WW 350 LINCOLN LLC
WW 379 W BROADWAY LLC
WW 401 PARK AVENUE SOUTH LLC
WW 5 W 125TH STREET LLC
WW 500 YALE LLC
WW 51 MELCHER LLC
WW 520 BROADWAY LLC
WW 535 MISSION LLC
WW 555 WEST 5TH STREET LLC
WW 5782 JEFFERSON LLC
WW 600 CONGRESS LLC
WW 641 S STREET LLC
WW 718 7TH STREET LLC
WW 745 ATLANTIC LLC
WW 79 MADISON LLC
WW 81 PROSPECT LLC
WW 811 WEST 7TH STREET LLC
WW 85 BROAD LLC
WW 995 MARKET LLC
WW BROOKLYN NAVY YARD LLC
WW BUILDCO LLC
WW ENLIGHTENED HOSPITALITY INVESTOR LLC
WW ONSITE SERVICES AAG LLC
WW ONSITE SERVICES EXP LLC
WW ONSITE SERVICES LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

WW ONSITE SERVICES SFI LLC
WW ONSITE SERVICES SUM LLC
WW PROJECT SWIFT DEVELOPMENT LLC
WW PROJECT SWIFT MEMBER LLC
WW VENDORCO LLC
WWCO ARCHITECTURE HOLDINGS LLC
CD LOCATIONS, LLC
COMMON DESK DE, LLC
COMMON DESK OPERATIONS LLC
COMMON DESK OC, LLC
COMMON DESK WEST 7TH, LLC
COMMON COFFEE LLC
MISSIONU PBC
WEWORK SPACE SERVICES INC.

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

700 NORTH MIAMI TENANT LLC
WEWORK WORKPLACE LLC

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer & Treasurer

[Signature Page to Supplemental Indenture]

655 15TH STREET NW TENANT LLC
1701 RHODE ISLAND AVENUE NORTHWEST TENANT LLC
80 M STREET SE TENANT LLC

By:	/s/ Pamela Swidler
Name: Pamela Swidler
Title: Secretary

[Signature Page to Supplemental Indenture]

WEWORK INC.

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]